Exhibit 23



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
Executive Telecard, Ltd.
d/b/a eGlobe, Inc.
Denver, Colorado

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-63043) of our report dated March 19, 1999, except for Note 18 which is as of April 10, 1999, relating to the consolidated financial statements and schedule of eGlobe, Inc. appearing in the Company's Annual Report on Form 10-K for the nine months ended December 31, 1998.


                              /S/ BDO Seidman, LLP


Denver, Colorado
April 14, 1999